EXHIBIT 99

Quixote Corporation Reports Fiscal 2009 Fourth Quarter Results

 * Return to profitability with quarterly adjusted EBITDA of
   $2.6 million
 * Backlog increases to $19.2 million or 10% over last year
 * Inform segment quarterly sales increase 35% over last year

CHICAGO, Aug. 20, 2009 (GLOBE NEWSWIRE) -- Quixote Corporation (Nasdaq:QUIX) today reported results for its fiscal 2009 fourth quarter and full year ended June 30, 2009.

For the fiscal 2009 fourth quarter, net sales were $26,792,000 compared to net sales of $28,554,000 in the fourth quarter of fiscal 2008. Operating profit in the fourth quarter of fiscal 2009 was $1,564,000, which included severance costs of $170,000, or $0.01 per diluted share. Operating profit in the fourth quarter of fiscal 2008 was $3,957,000. Earnings from continuing operations for the fourth quarter of fiscal 2009 were $624,000, or $0.07 per diluted share, compared to earnings from continuing operations of $2,239,000, or $0.24 per diluted share, for the fourth quarter of fiscal 2008. Net earnings for the fourth quarter of fiscal 2009 were $624,000, or $0.07 per diluted share, compared to net earnings of $406,000, or $0.04 per diluted share, for the fourth quarter of fiscal 2008. Net earnings for the fourth quarter of fiscal 2008 included a loss from discontinued operations of $1,833,000, or $0.20 per diluted share, related to the divested Intersection Control segment.

For the full fiscal year 2009, net sales were $94,093,000 compared to net sales of $101,806,000 in fiscal 2008. The operating loss for the full fiscal year 2009 was $11,669,000, which included a non-cash asset impairment charge of $9,246,000, or $0.74 per diluted share, from an interim assessment of goodwill impairment in the fiscal 2009 third quarter, and severance costs totaling $1,342,000, or $0.09 per diluted share. Excluding the non-cash asset impairment charge and severance costs, the operating loss for the full fiscal year 2009 was $1,081,000, compared to operating profit of $8,344,000, for the full fiscal year 2008. The net loss for fiscal 2009 was $11,110,000, or $1.20 per diluted share, which included the items mentioned above and a loss from discontinued operations of $758,000, or $0.08 per diluted share. Net earnings for the full fiscal year 2008 were $471,000, or $0.05 per diluted share, which included a loss from discontinued operations of $2,648,000, or $0.29 per diluted share. Please refer to the attached tables for a reconciliation of GAAP to non-GAAP financial measures.

Bruce Reimer, President and Chief Executive Officer, commented, "We are pleased with our results for the fourth quarter which reflect a return to profitability and solid cash flow generation of $2.6 million in adjusted EBITDA. Results for the fourth quarter reflect marked improvement over the third quarter with 21% growth in revenue. Our overall sales performance was driven by the Protect and Direct segment, which had sales growth of 25% over the third fiscal quarter of 2009 primarily as a result of its seasonal pick up in activity. We are particularly pleased with the growth in our Inform segment as sales increased 11% from the 2009 third fiscal quarter and 35% from the 2008 fourth fiscal quarter. We also began to see signs of improving demand as we ended the year with total backlog of $19.2 million, an increase of 10% over last year."

Mr. Reimer continued, "Fiscal 2009 was clearly a challenging year for us. The global economic downturn particularly impacted state transportation spending resulting in reduced demand for our products. In response, we aggressively managed our costs to better align them with current business conditions. We reduced headcount by 12% and believe we have removed approximately $4 million from our cost structure. In addition, we made great strides in managing our working capital by lowering both inventories and accounts receivable. As we emerge from fiscal 2009, we are now a leaner, more efficient company with a much improved cost structure."

Mr. Reimer concluded, "Looking ahead, although our visibility remains limited, we are cautiously optimistic that there will be an increase in domestic spending as a result of the $27 billion in transportation stimulus funding which we believe will help drive our results domestically for the next 18 to 24 months. We also believe that international markets will continue to be an important source of growth. These drivers along with a more efficient cost structure position us well for modest growth and improved profitability. As a result, we anticipate that our first quarter of fiscal year 2010 will be similar to the prior year's first quarter."

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, August 20, 2009, to further discuss its quarterly results and corporate developments. This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company's homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world's leading manufacturer of energy-absorbing highway crash cushions and truck-mounted attenuators, electronic wireless measuring and sensing devices, road weather information systems, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts, including statements concerning our position with respect to net operating losses and possible limitations on their use. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks and uncertainties discussed in our Form 10-Q Report for the quarter ended March 31, 2009, under the caption "Forward-Looking Statements" in Management's Discussion and Analysis of Financial Condition and Results of Operations and the caption "Risk Factors" at Item 1A of Part II, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                         Quixote Corporation
                           Earnings Summary
                             (Unaudited)

                     Three Months Ended         Twelve Months Ended
                          June 30,                   June 30,
                     2009          2008         2009          2008
                     ----          ----         ----          ----

 Net sales        $26,792,000  $28,554,000   $94,093,000  $101,806,000
 Cost of sales     18,094,000   17,268,000    66,397,000    64,967,000
                  -----------  -----------  ------------  ------------

 Gross profit       8,698,000   11,286,000    27,696,000    36,839,000

 Operating
  (income)
  expenses:
  Selling &
   administrative   6,319,000    6,282,000    25,738,000    24,845,000
  Research &
   development        645,000    1,047,000     3,039,000     3,650,000
  Severance costs     170,000                  1,342,000
  Asset impairment
   charge                                      9,246,000
                  -----------  -----------  ------------  ------------
                    7,134,000    7,329,000    39,365,000    28,495,000

 Operating profit
  (loss)            1,564,000    3,957,000   (11,669,000)    8,344,000

 Other income
  (expense):
  Interest income                                  7,000       338,000
  Interest expense   (878,000)  (1,032,000)   (3,508,000)   (4,338,000)
                  -----------  -----------  ------------  ------------
                     (878,000)  (1,032,000)   (3,501,000)   (4,000,000)
 Earnings (loss)
  from continuing
  operations
  before income
  taxes               686,000    2,925,000   (15,170,000)    4,344,000
 Income tax
  provision
  (benefit)            62,000      686,000    (4,818,000)    1,225,000
                  -----------  -----------  ------------  ------------

 Earnings (loss)
  from continuing
  operations          624,000    2,239,000   (10,352,000)    3,119,000
                  -----------  -----------  ------------  ------------

 Discontinued
  Operations:
  Loss from
   operations, net
   of income taxes                (507,000)      (46,000)   (1,322,000)
  Loss on sale of
   discontinued
   operations, net
   of income taxes                              (712,000)
  Loss on
   write-down of
   assets held for
   sale, net of
   income taxes                 (1,326,000)                 (1,326,000)
                  -----------  -----------  ------------  ------------
  Loss from
   discontinued
   operations, net
   of income taxes              (1,833,000)     (758,000)   (2,648,000)
                  -----------  -----------  ------------  ------------

 Net earnings
  (loss)             $624,000     $406,000  ($11,110,000)     $471,000
                  ===========  ===========  ============  ============

 Per share data -
  basic:
  Earnings (loss)
   from continuing
   operations           $0.07        $0.24        ($1.12)        $0.34
  Loss from
   discontinued
   operations                       ($0.20)       ($0.08)       ($0.29)
                  -----------  -----------  ------------  ------------
  Net earnings
   (loss)               $0.07        $0.04        ($1.20)        $0.05
                  ===========  ===========  ============  ============
 Average common
  shares
  outstanding       9,311,704    9,138,938     9,248,084     9,092,139

 Per share data -
  diluted:
  Earnings (loss)
   from continuing
   operations           $0.07        $0.24        ($1.12)        $0.34
  Loss from
   discontinued
   operations                       ($0.20)       ($0.08)       ($0.29)
                  -----------  -----------  ------------  ------------
  Net earnings
   (loss)               $0.07        $0.04        ($1.20)        $0.05
                  ===========  ===========  ============  ============
 Average diluted
  common shares
  outstanding       9,311,704    9,138,938     9,248,084     9,121,103

                         Quixote Corporation
                            Balance Sheet
                             (Unaudited)

                                               As of         As of
                                              June 30,      June 30,
                                                2009          2008
                                                ----          ----
 Assets
  Current assets
   Cash and cash equivalents                     $98,000      $408,000
   Accounts receivable, net                   20,920,000    23,801,000
   Inventories, net                           15,976,000    19,389,000
   Other current assets                        3,324,000     3,112,000
   Assets of business held for sale                         20,161,000
                                            ------------  ------------
                                              40,318,000    66,871,000
                                            ------------  ------------

  Property, plant and equipment, net          15,920,000    16,711,000
  Intangible assets and other, net            10,453,000    20,481,000
  Deferred tax assets                         18,901,000    13,371,000
  Assets of business held for sale                           4,109,000
                                            ------------  ------------
                                             $85,592,000  $121,543,000
                                            ============  ============

 Liabilities and Shareholders' Equity
  Current liabilities                        $50,399,000   $31,127,000
  Liabilities of business held for sale                      5,520,000
  Long-term debt, net                                       40,000,000
  Other long-term liabilities                  1,028,000     1,059,000
  Shareholders' equity                        34,165,000    43,837,000
                                            ------------  ------------
                                             $85,592,000  $121,543,000
                                            ============  ============

                         Quixote Corporation
                          Other Information
                             (Unaudited)

                                          Twelve Months Ended June 30,
                                             2009              2008
                                             ----              ----

 Depreciation and amortization expense    $3,400,000        $3,200,000
 Capital expenditures                     $1,900,000        $3,400,000

                         Quixote Corporation
           Reconciliation of GAAP to Non-GAAP Measurements
                             (Unaudited)

                      Three Months Ended        Twelve Months Ended
                           June 30,                  June 30,
                       2009        2008         2009          2008
                       ----        ----         ----          ----

 Operating profit
  (loss)            $1,564,000  $3,957,000  ($11,669,000)   $8,344,000
  Add: Asset
        impairment
        charge                                 9,246,000
       Severance
        costs          170,000                 1,342,000
                    ----------  ----------  ------------  ------------
 Operating profit
  excluding asset
  impairment
  charge and
  severance
  costs(a)          $1,734,000  $3,957,000   ($1,081,000)   $8,344,000
                    ==========  ==========  ============  ============

                      Three Months Ended        Twelve Months Ended
                           June 30,                  June 30,
                       2009        2008         2009          2008
                       ----        ----         ----          ----

 Net earnings (loss)  $624,000    $406,000  ($11,110,000)     $471,000
  Add: Loss from
        discontinued
        operations,              1,833,000       758,000     2,648,000
        net of
        income taxes
       Income tax
        provision
        (benefit)       62,000     686,000    (4,818,000)    1,225,000
       Interest
        expense, net   878,000   1,032,000     3,501,000     4,000,000
       Depreciation
        and
        amortization
        expense        750,000     900,000     3,400,000     3,200,000
                    ----------  ----------  ------------  ------------
 EBITDA from
  continuing
  operations(b)     $2,314,000  $4,857,000   $(8,269,000)  $11,544,000
                    ----------  ----------  ------------  ------------
  Add: Asset
        impairment
        charge                                 9,246,000
       Severance
        costs          170,000                 1,342,000
       Stock-based
        compensation
        expense        140,000     190,000       450,000       775,000
                    ----------  ----------  ------------  ------------
  Adjusted
   EBITDA(b)        $2,624,000  $5,047,000    $2,769,000   $12,319,000
                    ==========  ==========  ============  ============

(a) We believe that the asset impairment charge and severance costs affect the comparability of the results of operations of the 2009 fourth quarter and fiscal 2009 to the results of operations of the 2008 fourth quarter and fiscal 2008. The Company also believes that disclosing operating profit excluding those items will allow investors to more easily compare the results of the 2009 fourth quarter and fiscal 2009 to the results of the 2008 fourth quarter and fiscal 2008.

(b) EBITDA from continuing operations for this presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, ("Adjusted EBITDA") as EBITDA excluding non-cash impairment charges, severance costs and non-cash share-based compensation expense.

We consider Adjusted EBITDA an indicator of financial operating performance and as a measure of the ability to generate cash for operational and investing activities. Adjusted EBITDA is not a Generally Accepted Accounting Principle ("GAAP") measure of performance. We use this non-GAAP measure primarily to compare our performance with other companies and as a measure of liquidity. We believe that this measure may also be useful to investors for the same purpose and as an indication of our ability to generate cash flow. Investors should not consider this measure in isolation or as a substitute for income from operations, or cash flow from operations determined under GAAP, or any other measure for determining operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.

CONTACT:  Quixote Corporation
          Daniel P. Gorey, Chief Financial Officer
          Joan R. Riley, Director of Investor Relations
          (312) 467-6755

          FD
          Investor Relations:
          Eric Boyriven
          Alexandra Tramont
          (212) 850-5600